                                                                    Exhibit 11.1

       Computation of Primary and Fully Diluted Earnings Per Common Share

EARNINGS

                                                         Three Months Ended                             Six Months Ended
                                                   9/30/96                9/30/97               9/30/96                 9/30/97
                                                   -------                -------               -------                 -------

Net Loss                                         $  (228,106)          $   (120,682)          $   (75,955)          $    (44,691)
Series A Preferred Stock Dividends                         -                      -               (91,542)                     -
Series B Preferred Stock Dividends                  (116,167)               (67,066)             (232,333)              (134,132)
                                                 -----------           ------------           -----------           ------------

Pro Forma Loss Applicable to Common Stock        $  (344,273)          $   (187,748)          $  (399,830)          $   (178,823)


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SHARES

Weighted Average Common Shares for the
  period ended                                     8,041,213             12,481,962             8,040,743             11,631,810

Additional Shares Assuming Conversion of:
  Employee Options Exercised
                                                           0                      0                     0                      0
                                                 -----------           ------------           -----------           ------------

Pro Forma Shares for Primary Earnings
  Per Common Share                                 8,041,213             12,481,962             8,040,743             11,631,810
                                                 -----------           ------------           -----------           ------------

Additional Shares Assuming Conversion of:
  Preferred Stock
                                                           0                      0                     0                      0
                                                 -----------           ------------           -----------           ------------

Pro Forma Shares for Fully Diluted Earnings
  Per Common Share                                 8,041,213             12,481,962             8,040,743             11,631,810
                                                 ===========           ============           ===========           ============



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Primary Earnings Per Common Share                $      (.04)          $       (.02)          $      (.05)          $       (.02)
Fully Diluted Earnings Per Share                *$      (.04)         *$       (.02)         *$      (.05)         *$       (.02)


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
* Common Stock Equivalents Have an Anti-Dilutive Effect on Earnings Per Share and are Excluded From This Exhibit.